UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 27, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852         (505) 255-4852 FREE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

Santa Fe Gold Receives Notice of Purported Shareholder Class Action Complaint

On February 27, 2014, the Company received notice that Tony Cavanaugh, an alleged stockholder of the Company, filed in the Second Judicial District Court of the State of New Mexico, County of Bernalillo, a purported class action complaint on behalf of himself and all others similarly situated, against the Company, the five current members of its Board of Directors, and Tyhee Gold Corp. and Tyhee Merger Sub, Inc. (collectively, “Tyhee”).

The plaintiff contends that the members of the Company’s Board of Directors breached their fiduciary duties arising out of their efforts to effectuate the merger of Santa Fe and Tyhee pursuant to an unfair process, for an unfair price and lacking material disclosures. Further, the plaintiff contends that Tyhee aided and abetted such conduct. The plaintiff’s complaint seeks, among other things, damages, injunctive relief, recession of the proposed Tyhee transaction to the extent already implemented, and reasonable attorneys’ and experts’ fees.

The Company and its Board of Directors believe these claims lack merit, and intend to vigorously defend against them.

Exhibit
Number	Description

99.1	Press Release dated March 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: March 5, 2014	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer